REALNETWORKS ANNOUNCES INTENTION TO SPIN OFF
ITS CASUAL GAMES BUSINESS
SEATTLE — (May 8, 2008) RealNetworks®, Inc., (Nasdaq: RNWK) today announced that it intends to separate its global casual games business into an independent company and distribute shares of the newly created games company to its shareholders. RealNetworks may precede the spin off with an initial public offering and sale of up to 20% of the shares of the new games company.
RealNetworks’ casual games business is a leader in the casual games industry worldwide, with a vertically integrated development, publishing, licensing, distribution and retail business. Casual games are family friendly and easy-to-learn but hard-to-master. Played on personal computers, mobile devices and living room consoles, casual games include board, word and hidden-object games and puzzles. In the first quarter of 2008, RealNetworks’ games business revenue rose 33% from the first quarter of 2007 to $31.8 million. For 2007, games revenue was $108.5 million, up 26% over 2006.
“RealNetworks was a pioneer and has been a leader in the casual games industry since we introduced RealArcade in 2001,” said Rob Glaser, Chairman and CEO of RealNetworks. “We believe that spinning off our casual games business will give it the best opportunity to continue to flourish and lead.”
The company anticipates that spinning off its casual games business will result in two more flexible and focused companies. In addition, the separation will provide the games business with an industry-specific currency for future acquisitions and enhance its ability to attract and retain the best talent in the industry.
“Today’s announcement demonstrates our commitment to create long-term value for RealNetworks’ shareholders,” said Michael Eggers, Senior Vice President and CFO of RealNetworks. “For investors, we anticipate that the spin off will create a pure-play casual games business with increased transparency, and that it will result in lower complexity in understanding and tracking RealNetworks’ performance. We also think that the new structure will provide current and potential shareholders with two attractive investment options that may be more closely aligned with their various investment objectives.”
RealNetworks expects that either a spin off or an IPO and subsequent spin off will be tax-free to its shareholders. In addition to a final approval by the RealNetworks’ Board of Directors, completion of the transaction will be subject to a number of factors, including the effectiveness of a registration statement, the receipt of a favorable letter ruling from the Internal Revenue Service, the receipt of an opinion of tax counsel, market conditions, the execution of inter-company agreements and other matters.
RealNetworks expects to determine its specific course of action in time to file appropriate documents with the Securities and Exchange Commission by the end of the year.

Website materials
A Q&A, an 8K and this press release will be posted on special pages of the company’s website, and can be found at http://investor.realnetworks.com/games.
Webcast and Conference Call Information
The Company will host a webcast and conference call today in conjunction with its regular first quarter earnings call at 5:00 pm ET/2:00 pm PT. The live webcast, featuring slides and audio, will be available at http://investor.realnetworks.com. Listeners must use RealPlayer® to listen to the conference call, which can be downloaded for free at www.real.com. The on-demand webcast will be available approximately two hours following the conclusion of the live webcast. Participants may access the conference call by dialing 800-857-5305 (773-681-5857 for international callers).
The passcode is “First Quarter Earnings” and the leader is Rob Glaser. A telephonic replay will be available until 8:00 pm ET on May 22, 2008, and may be accessed by dialing 866-424-3998 (for domestic callers) and 203-369-0851 (for international callers).
For More Information Contact
Press: Bill Hankes (206) 892-6614 bhankes@real.com
Financial: Marj Charlier (206) 892-6718 mcharlier@real.com
ABOUT REALNETWORKS
RealNetworks, Inc. delivers digital entertainment services to consumers via PC, portable music player, home entertainment system and mobile phone. Real created the streaming media category in 1995 and has continued to lead the market with pioneering products and services, including: RealPlayer®, the first mainstream media player to enable one-click downloading and recording of Internet video; the award-winning Rhapsody® digital music service, which delivers more than 1 billion songs per year; RealArcade®, one of the largest casual games destinations on the Web; and a variety of mobile entertainment services, such as ringback tones, offered to consumers through leading wireless carriers around the world. RealNetworks’ corporate information is located at www.realnetworks.com/company.
Note Regarding Games Business Financial Information. In connection with any spin off or IPO transaction, RealNetworks intends to prepare separate, audited historical annual financial statements and unaudited historical quarterly financial statements for its games businesses on a stand-alone basis. The operating results and financial data reflected in the stand-alone financial statements of RealNetworks games business could differ from the operating results and financial data reported by RealNetworks on a consolidated basis in this press release due to adjustments made during the preparation and/or audit of the stand-alone financial statements.
Safe Harbor for Forward Looking Statements: This release contains a number of forward-looking statements that involve risks and uncertainties. Forward-looking statements are often identified by words such as “believe,” “may,” “will,” “optimistic,” “anticipate,” “intend,” “should,” “could,” “would,” “strategy,” “plan,” “continue,” or the negative of these words or other words or expressions of similar meaning and include, but are not limited to, statements regarding the following: RealNetworks’ intention to separate its games business, distribute shares of the newly created games company to its shareholders and potentially precede the spin off with an initial public offering and sale of up to 20% of the shares of the games company; the anticipated benefits of the separation, spin off and IPO, including the opportunity of the games business to flourish and lead; the potential for the separated companies to better focus on their different markets; the ability of each company to make future acquisitions, retain employees and increase long-term value for shareholders; anticipated creation of a pure-play casual games business with increased transparency and anticipated lower complexity in understanding and tracking RealNetworks’ performance; the intended tax-free nature of the proposed transactions; and the timing of RealNetworks’ determination regarding the structure of the transaction. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by such statements, including, but not limited to, the following: the ability of RealNetworks to successfully manage and consummate the separation, spin off and/or potential IPO process including the risk of any delays in connection therewith or that such transactions may not occur; the state of the financial markets; the possibility that RealNetworks’ financial results will be harmed as a result of the separation of the games business; risks relating to the allocation of assets and personnel between the companies; the increased expenses resulting from such transactions; the potential for business disruption and employee distraction during such transactions and whether or not such transactions occur and the ability to retain and motivate key employees during such process. More information about risk factors that could affect RealNetworks’ business and financial results are included in RealNetworks’ reports filed with the Securities and Exchange Commission including, but not limited to, its annual report on Form 10-K for the fiscal year ended December 31, 2007. All forward looking statements include the assumptions that underlie such statements and are based on management’s estimates, projections and assumptions as of the date hereof. RealNetworks assumes no obligation to update any such forward looking statements or information.
A registration statement relating to shares to be sold in an IPO, if applicable, will be filed with the Securities and Exchange Commission. Such registration statement has not been filed or become effective. The shares of the games business may not be sold and offers may not be accepted prior to the time such registration statement becomes effective. This release does not constitute an offer to sell or the solicitation of any offer to buy any securities and there shall not be any sale of any securities of the games business in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.
RealNetworks, RealPlayer, Rhapsody and RealArcade are trademarks or registered trademarks of RealNetworks or its subsidiaries.

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